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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 25, 2006


                                 Belden CDT Inc.
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

           Delaware                              001-12561                           36-3601505
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(State or other jurisdiction of          (Commission File Number)         (IRS Employer Identification No.)
        incorporation)
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                        7701 Forsyth Boulevard, Suite 800
                            St. Louis, Missouri 63105
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          (Address of Principal Executive Offices, including Zip Code)


                                 (314) 854-8000
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              (Registrant's telephone number, including area code)



                                       n/a
                              ---------------------
          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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     ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     The Board of Directors of Belden CDT Inc. (the "Company") has appointed
Gray Benoist as Vice President and Chief Financial Officer effective August 24,
2006. In connection with his appointment, Mr. Benoist has entered into an Executive Employment Agreement with the Company dated as of August 24, 2006 and effective August 24, 2006 (the "Effective Date").

     The Executive Employment Agreement's initial term is for five years from the Effective Date, subject to earlier termination based on disability, death, termination by the Company with or without cause, and voluntary termination by Mr. Benoist with or without good reason. Mr. Benoist's annual base salary is $360,000 and is subject to annual review and increase; he will be entitled to participate in the Company's annual management incentive (bonus) plan and his annual target bonus will be 85% of his base salary. For 2006, he will receive a pro-rata share (based on his employment period from the Effective Date through December 31) of any bonus earned in 2006. The amount earned will be based on actual Company and individual performance for 2006.

     As of the Effective Date, Mr. Benoist will be awarded a combination of restricted stock units (RSUs), stock appreciation rights settled in shares of the Company's Common Stock (SSARs) and performance share units (PSUs), valued at $300,000, $500,000 and $500,000, respectively, to induce him to accept employment with the Company. Upon a change in control of the Company, all of such inducement awards will immediately vest, any RSUs awarded with respect to inducement PSUs will immediately vest, and any RSUs to be awarded with respect to inducement PSUs will be fully vested immediately upon award. Starting in 2007, Mr. Benoist will participate in the Company's long-term incentive plan. In
2007, Mr. Benoist will be granted an equity award valued at not less than 200% of his base salary, half of which will be in SSARs and the other half in performance-based restricted stock. Thereafter, his award will be determined in the discretion of the Compensation Committee. He also will be entitled to participate in all employee benefit plans of the Company available to senior executives and will be required to relocate to St. Louis within two years from the Effective Date.

     Following a change in control of the Company, if Mr. Benoist's employment is terminated by the Company without cause or is voluntarily terminated by Mr.
Benoist for good reason, in either case only in connection with such change in control or during the period commencing on the occurrence of the change in control and ending on the second anniversary thereof (the "Protection Period"), then the Company will pay and provide Mr. Benoist with certain payments and benefits, including a lump sum severance payment equal to the sum of his highest base salary during the Protection Period and his annual target bonus, multiplied by two; a pro-rated annual bonus through the date of termination based on target performance; and Company medical benefits for two years.

     Outside the context of a change in control of the Company, if Mr. Benoist's employment is terminated by the Company without cause, then the Company will pay and provide Mr. Benoist with certain payments and benefits, including severance payments in installments that equal in the aggregate the sum of his base salary and his annual target bonus; a pro-rated annual bonus through the date of termination based on actual performance; and Company medical benefits for 12 months.

     Following a change in control of the Company, if Gray's employment is terminated by the Company without cause or is voluntarily terminated by Mr.
Benoist for good reason, in either case only in connection with such change in control or during the Protection Period, all of Mr. Benoist's equity awards
(other than the inducement awards which would have already vested in accordance with the change in control trigger noted above) will immediately vest, and all unexercised stock appreciation rights and stock options will be exercisable for the lesser of one year after the date of termination or the exercise period stated in the award agreement. Outside the context of a change in control of the Company, if Mr. Benoist's employment is terminated by the Company without cause, or if Mr. Benoist's employment terminates due to death or disability, then all of Mr. Benoist's inducement awards will immediately vest, any RSUs awarded with respect to inducement PSUs will immediately vest, any RSUs to be awarded with respect to inducement PSUs will be fully vested immediately upon award, and Mr.
Benoist's inducement SSARs will be exercisable for the lesser of one year after the date of termination or the exercise period stated in the award agreement.
All of Mr. Benoist's other equity (non-inducement) awards will in such circumstances (outside the context of a change in control) be governed by the terms and conditions of the award agreements.

                                       2
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     Mr. Benoist also agrees to certain confidentiality, nonsolicitation and noncompetition covenants that begin on the Effective Date and extend for various periods beyond termination of his employment.

     In connection with Mr. Benoist's appointment, the Company and Mr. Benoist also entered into an Indemnification Agreement dated August 24, 2006. The indemnification agreement provides, in essence, for indemnification against expenses, judgments, fines and settlements in connection with covered threatened or pending litigation, inquiries or investigations that arise out of Mr.
Benoist's acts or omissions in his capacity as an officer of the Company.


     ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF
     DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     Stephen Johnson has resigned from his role as Interim Chief Financial
Officer of the Company effective August 24, 2006 (he is continuing in his role as Treasurer of the Company). To fill the vacancy created by Mr. Johnson, the Board of Directors of the Company has appointed Gray Benoist as Vice President and Chief Financial Officer, effective August 24, 2006. Mr. Benoist, 54, was most recently Senior Vice President, Director of Finance of the Networks Segment of Motorola Inc., a $6.3 billion business unit responsible for the global design, manufacturing, and distribution of wireless and wired telecom system solutions. During more than 25 years with Motorola, Mr. Benoist served in senior financial and general management roles across Motorola's portfolio of businesses, including the Personal Communications Sector, Integrated and Electronic Systems Sector, Multimedia Group, Wireless Data Group, and Cellular
Infrastructure Group. Mr. Benoist has a B.S. in finance and accounting from Southern Illinois University and an M.B.A. in finance from the University of Chicago.

     ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

     (C) EXHIBITS.

     None.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             BELDEN CDT INC.


Date: August 29, 2006                        By: /s/ Kevin L. Bloomfield
                                                 -------------------------------
                                                 Kevin L. Bloomfield